Exhibit (e)(7)

SUPPLEMENT TO

AMENDED AND RESTATED DISTRIBUTION CONTRACT

PIMCO Funds

650 Newport Center Drive

Newport Beach, California 92660

August 12, 2014

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Re:	PIMCO RealRetirement® 2055 Fund (the “Fund”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1.     The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The Fund is a separate investment portfolio of the Trust.

2.     The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the “Contract”) dated April 1, 2012, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3.     As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Fund to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5.     This Supplement and the Contract shall become effective with respect to the Fund and each class thereof on August 12, 2014 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund and each class thereof only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Fund and each class thereof, by the vote of a majority of the outstanding voting securities of the Fund and each class thereof, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Fund and each class thereof or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6.     The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010 a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO FUNDS

By:	/s/ Henrik Larsen
Title:	Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:	/s/ Peter Strelow

Title:	Managing Director

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

August 12, 2014

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO CommoditiesPLUS® Short Strategy Fund

PIMCO CommoditiesPLUS® Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Convertible Fund

PIMCO Credit Absolute Return Fund

PIMCO Diversified Income Fund

PIMCO Emerging Markets Full Spectrum Bond Fund

PIMCO EM Fundamental IndexPLUS® AR Strategy Fund

PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Strategy Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency Fund

PIMCO Extended Duration Fund

PIMCO Floating Income Fund

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Fundamental Advantage Absolute Return Strategy Fund

PIMCO Fundamental IndexPLUS® AR Fund

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO International Fundamental IndexPLUS® AR Strategy Fund

PIMCO Intl Low Volatility RAFI®-PLUS AR Strategy Fund

PIMCO International StocksPLUS® AR Strategy Fund (Unhedged)

PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar-Hedged)

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Fund III

PIMCO Low Volatility RAFI®-PLUS AR Strategy Fund

PIMCO Moderate Duration Fund

PIMCO Money Market Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Mortgage Opportunities Fund

PIMCO Municipal Bond Fund

PIMCO National Intermediate Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO Real Income 2019 Fund®

PIMCO Real Income 2029 Fund®

PIMCO Real Return Fund

PIMCO Real Return Asset Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO RealRetirement® Income and Distribution Fund

PIMCO RealRetirement® 2015 Fund

PIMCO RealRetirement® 2020 Fund

PIMCO RealRetirement® 2025 Fund

PIMCO RealRetirement® 2030 Fund

PIMCO RealRetirement® 2035 Fund

PIMCO RealRetirement® 2040 Fund

PIMCO RealRetirement® 2045 Fund

PIMCO RealRetirement® 2050 Fund

PIMCO RealRetirement® 2055 Fund

PIMCO Senior Floating Rate Fund

PIMCO Short Asset Investment Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO Small Cap StocksPLUS® AR Strategy Fund

PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® AR Short Strategy Fund

PIMCO StocksPLUS® Absolute Return Fund

PIMCO Tax Managed Real Return Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund III

PIMCO Total Return Fund IV

PIMCO Treasury Money Market Fund

PIMCO TRENDS Managed Futures Strategy Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

PIMCO Worldwide Fundamental Advantage AR Strategy Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

PIMCO Emerging Markets Portfolio

PIMCO FX Strategy Portfolio

PIMCO Developing Local Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Senior Floating Rate Portfolio

PIMCO Short-Term Floating NAV Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Floating NAV Portfolio III

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II